Exhibit 99.01

PROXY

SYMANTEC CORPORATION

WORLD HEADQUARTERS
20330 STEVENS CREEK BOULEVARD
CUPERTINO, CALIFORNIA 95014

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) appoints Gregory E. Myers and Arthur F. Courville, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of common stock of Symantec Corporation (“Symantec”) that are held of record by the undersigned as of May 12, 2005, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Symantec to be held on June 24, 2005, at Symantec Corporation, World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California, at 8:00 a.m., (Pacific Time), and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

SEE
REVERSE
SIDE

CONTINUED AND TO BE SIGNED AND DATED ON
REVERSE SIDE

SEE
REVERSE
SIDE

DETACH HERE

☒	Please mark
votes as in
this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2 AND 3.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance and reservation for issuance of shares of Symantec common stock to holders of VERITAS Software Corporation securities pursuant to the Agreement and Plan of Reorganization dated December 15, 2004, by and among Symantec, Carmel Acquisition Corp., a wholly owned subsidiary of Symantec, and VERITAS, as the same may be amended from time to time.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve amendments to Symantec’s certificate of incorporation to increase the authorized number of shares of common stock of Symantec from 1,600,000,000 shares, $0.01 par value per share, to 3,000,000,000 shares, $0.01 par value per share, and to authorize one share of a class of special voting stock, $1.00 par value per share.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.	☐	☐	☐

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print the full corporate name and indicate the capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print the full partnership name and indicate capacity of the duly authorized person executing on behalf of the partnership.

Signature:	Signature:

Printed Name:	Printed Name:

Date:	Date:

☐	Mark here for address change and note below

Whether or not you expect to attend the meeting, please complete, date and sign this proxy and return it prior to the Special Meeting in the enclosed envelope so that your shares may be represented at the meeting.

2